As filed with the Securities and Exchange Commission on January 30, 2002.

                 REGISTRATION STATEMENT NO. 333-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RUBY MINING COMPANY
             (Exact name of Registrant as specified in its Charter)

                COLORADO                                81-0214117
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

                                    Suite 810
                             3399 Peachtree Road, NE
                                Atlanta, GA 30326
                                 (404) 231-8500
           (Address of Principal Executive Office, including Zip Code)

                               RUBY MINING COMPANY
                             2002 STOCK OPTION PLAN
                            (Full Title of the Plans)


                    Mr. Herbert C. Leeming, Chairman and CEO
                                    Suite 810
                             3399 Peachtree Road, NE
                                Atlanta, GA 30326
                                 (404) 231-8500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                            Robert E. Altenbach, Esq.
                                   Kutak Rock
                                   Suite 2100
                             225 Peachtree St., N.E.
                             Atlanta, Georgia 30303
                                 (404) 222-4600
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                    Proposed maximum       Proposed maximum
                                                     offering price       aggregate offering
 Title of securities to       Amount to be            per unit (2)             price (2)              Amount of
     be registered           registered (1)                                                       registration fee
------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001
       par value                4,500,000                $0.19                 $855,000                $78.66
==================================================================================================================


(1) This Registration Statement will also cover any additional shares of Common Stock which become issuable under the Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Ruby Mining Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000, filed with the Commission on August 23, 2000;

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 2001, filed with the Commission on April 16, 2001;

     (c) The Company's Current Report on Form 8-K filed with the Commission on June 11, 2001;

     (d) The Company's Current Report on Form 8-K filed with the Commission on July 31, 2001;

     (e) The Company's Amended Current Report on Form 8-K/A filed with the Commission on August 3, 2001;

     (f) The Company's Quarterly Report on Form 10-QSB filed with the Commission on August 14, 2001;

     (g) The Company's Current Report on Form 8-K filed with the Commission on August 20, 2001;

     (h) The Company's Quarterly Report on Form 10-QSB filed with the Commission on November 14, 2001.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS OR COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Articles of Incorporation eliminate the liability of Directors to the maximum extent permitted by Colorado law. Colorado law provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as Directors, except for liability: (i) for any breach of their duty of loyalty to the company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Articles of Incorporation eliminate the personal liability of directors to the corporation and to its shareholders for monetary damages to the fullest extent permitted by this provision of Colorado law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1  Ruby Mining Company 2002 Stock Option Plan

     5.1  Opinion of Kutak Rock LLP

     23.1 Consent of Cherry, Bekaert & Holland, L.L.P.

     23.2 Consent of Kutak Rock LLP (contained in Exhibit 5.1)

ITEM 9.   UNDERTAKINGS.

     The Company hereby undertakes that it will:

     (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution;

          provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13(a) or 15(b) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (b) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank.]

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 30, 2002.

                                       RUBY MINING COMPANY


                                       /s/   Herbert C. Leeming
                                       -----------------------------------------
                                       Herbert C. Leeming, Chairman and CEO


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Herbert Leeming his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


NAME                                        TITLE                    DATE

/s/ Herbert C. Leeming           Chairman, CEO and Director     January 30, 2002
----------------------------
Herbert C. Leeming

/s/ Murray D. Bradley, Jr.         Senior Vice President,       January 30, 2002
----------------------------       Secretary and Treasurer
Murray D. Bradley, Jr.

/s/ Howard Collingwood                       Director           January 30, 2002
----------------------------
Howard Collingwood

/s/ Jay L. Swallen                           Director           January 30, 2002
----------------------------
Jay L. Swallen

/s/ James W. Larsen                          Director           January 30, 2002
----------------------------
James W. Larsen